Exhibit 10.5

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK AWARD AGREEMENT

PATTERSON-UTI ENERGY, INC.

2014 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made by and between Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), and                      (the “Recipient”) effective as of the          day of             , 20     (the “Grant Date”), pursuant to the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.

WHEREAS, the Company desires to grant to the Recipient the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

WHEREAS, the Recipient desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)	For purposes of this Agreement, a “Change in Control of the Company” shall mean the occurrence of any of the following after the Grant Date:

i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i) of this Section 1(a), the following acquisitions shall not constitute a Change in Control of the Company: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(a); or

ii.	Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

iii.	Consummation of (xx) a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or, if earlier, of the action of the Board, providing for such Business Combination.

(b)	“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Recipient hereunder and the obligation to forfeit and surrender such shares to the Company.

(c)	“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.	Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Recipient’s name the following Shares as Restricted Shares: shares of the Company’s common stock, $.01 par value per share. The Company shall cause certificates evidencing the Restricted Shares to be issued in the Recipient’s name, and, subject to the Forfeiture Restrictions and other terms and conditions of this Agreement, the Recipient shall have all the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Shares. Regular, ordinary dividends paid with respect to the Restricted Shares in cash shall be paid to the Recipient currently. All other dividends and distributions, whether paid in cash, equity securities in the Company, rights to acquire equity securities in the Company or any other property shall be added to and become a part of the Restricted Shares, unless the Committee, in its sole discretion, determines that such other dividends or distributions shall be paid to the Recipient currently. Upon issuance, the certificates shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee under the Plan as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse. Effective as of the Grant Date, the Recipient shall deliver to the Company all stock powers, endorsed in blank, relating to the Restricted Shares. In accepting this award of Shares the Recipient accepts and agrees to be bound by all the terms and conditions of the Plan.

3.

Transfer Restrictions. The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Notwithstanding the foregoing, the Recipient may assign or transfer the Shares granted hereby pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended) or with the consent of the Committee (i) for charitable donations; (ii) to the Recipient’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) a trust for the benefit of the Recipient or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Award Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations and all requested stock powers, endorsed in blank, relating to the Restricted Shares; and provided further that the Recipient shall remain bound by the terms and conditions of the Plan. Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws, and the Recipient agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.	Vesting. The Shares that are granted hereby shall be subject to the Forfeiture Restrictions. All of the Forfeiture Restrictions shall lapse and the Restricted Shares shall vest as follows (it being understood that the number of shares of Restricted Shares as to which all restrictions have lapsed and which have vested in the Recipient at any time shall be the greatest of the number of vested Shares specified in subparagraph (a), (b), (c) or (d) below):

(a)	The Recipient shall become 100% vested as to the Restricted Shares on the first anniversary of the Grant Date.

(b)	If the Recipient’s service as a Director is terminated for any reason other than death or disability before all the Shares have vested, the Shares that have not vested shall be forfeited and the Recipient shall cease to have any rights of a stockholder with respect to such forfeited Shares.

(c)	In the event of the death or disability of the Recipient while a Director and before all of the Share have vested, the Recipient shall become vested in the number of Restricted Shares equal to the product of (A) 100% of the Restricted Shares that are granted hereby, multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on and including the Grant Date and ending on and including the date of the Recipient’s death or disability, and the denominator of which is 365.

(d)	Upon the occurrence of a Change in Control of the Company, the Shares that have not vested as of the date of such Change in Control of the Company shall be 100% vested; provided, however, that this subparagraph (d) shall not apply if the Recipient is the Covered Person or forms part of the Covered Person as specified in Section 1(a)(i) that acquires 35% or more of either the Outstanding Company Common Stock or Outstanding Company Voting Securities and such acquisition constitutes a Change in Control of the Company.

Shares that do not become vested pursuant to subparagraphs (a), (b), (c) or (d) above shall be forfeited and the Recipient shall cease to have any rights of a stockholder with respect to such forfeited Shares

Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby, the Recipient shall be entitled to a stock certificate representing such Shares, which shall be delivered or transferred to Recipient as soon as administratively practicable and such Shares shall be transferable by the Recipient (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

5.	Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	Section 83(b) Election. The Recipient shall not exercise the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the Chairman of the Committee.

7.	No Fractional Shares. All provisions of this Agreement concern whole Shares. Notwithstanding anything contained in this Agreement to the contrary, if the application of any provision of this Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole Share.

8.	No Obligation to Retain Services. This Agreement is not a services or employment agreement, and no provision of this Agreement shall be construed or interpreted to create a services or employment relationship between the Recipient, the Company or any of its Subsidiaries or guarantee the Recipient the right to remain a Director for any specified term.

9.	Legend. The Recipient consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder, as well as any legend under Section 13.5 of the Plan as determined by the Committee.

10.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission or by courier or delivery service, to the Company at 450 Gears Road, Suite 500, Houston, Texas 77067, Attention: Chief Financial Officer, facsimile number (281) 765-7175, and to the Recipient at the Recipient’s address and facsimile number (if applicable) indicated beneath the Recipient’s signature on the execution page of this Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

11.	Amendment and Waiver. Except as otherwise provided in Section 12.1 of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Recipient. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.

12.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

13.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Recipient, the Recipient’s Permitted Assignees, executors, administrators, agents, legal and personal representatives.

14.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument

15.	Grant Subject to Terms of Plan and this Agreement. The Recipient acknowledges and agrees that the grant of the Restricted Shares hereunder is made pursuant to and governed by the terms of the Plan and this Agreement, ratifies and consents to any action taken by the Company, the Board of Directors or the Committee concerning the Plan and agrees that the grant of the Restricted Shares pursuant to this Agreement is subject in all respects to the more detailed provisions of the Plan.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all effective as of the date first above written.

PATTERSON-UTI ENERGY, INC.:

By:
Name:
Title:

RECIPIENT:

[Name]

Address:

Facsimile No.:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, THAT the undersigned, FOR VALUE RECEIVED, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective as of             20    , between the Company and the undersigned; AND subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his or her substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power effective the          day of             , 20    .

[Name]